UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2018

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 557-4550

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2018, Edward Karr, the President, Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of U.S. Gold Corp. (the “Company”) resigned from his position as Chairman and the Board immediately appointed John Braca, a current independent member of the Board, as the new Chairman. Mr. Karr remains the President and Chief Executive Officer of the Company as well as a member of the Board. Additionally, the Board appointed Andrew Kaplan as chairman of the Nominating and Corporate Governance Committee, of which he is already a member. Mr. Kaplan replaced James Dale Davidson as chairman, who remains a member of the Nominating and Corporate Governance Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on September 13, 2018 at 9:00 a.m. EDT. At the Annual Meeting, a total of 12,248,361 shares, or approximately 69%, of the Company’s capital stock issued and outstanding as of the record date for the Annual Meeting were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter. As previously disclosed on September 11, 2018, the Company determined to withdraw a part of the agenda “Proposal No. 2 – Approval of an Amendment to the Company’s Articles of Incorporation to Implement a Reverse Stock Split of the Company’s Issued and Outstanding Common Stock at a Ratio Within a Range of 1 for 2 to 1 for 10 at Any Time Prior to September 13, 2019” (“Proposal No. 2”) and “Proposal No. 3 – Approval of Issuance of Securities in One or More Non-Public Offerings Where the Maximum Discount at which Securities will be Offered will be Equivalent to a Discount of 30% Below the Market Price of Our Common Stock in Accordance with Nasdaq Rule 5635(D)” (“Proposal No. 3”). The Board determined that Proposal No. 2 and Proposal No. 3 would not be pursued at the Annual Meeting and therefore withdrew Proposal No. 2 and Proposal No. 3 prior thereto.

1)	To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Against	Abstain
EDWARD KARR	5,089,804	0	256,213
TIM JANKE	5,089,510	0	256,207
JAMES DALE DAVIDSON	5,064,658	0	279,072
JOHN N. BRACA	5,104,051	0	241,666
ANDREW KAPLAN	5,091,135	0	254,882

The five nominees for director were elected.

4)	To approve, on a non-binding advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”).

Votes For	Votes Against	Abstain
4,926,829	393,962	24,191

The Say-on-Pay Proposal was approved.

5)	To ratify the appointment of KBL LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2019.

Votes For	Votes Against	Abstain
11,619,668	485,216	143,476

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD CORP.

Dated: September 17, 2018	/s/ Edward M. Karr
Edward M. Karr
Chief Executive Officer